Exhibit 99.1
[Letterhead of DMC]

[Photograph of Gerard Munera]

Letter from the Chairman

May 13, 2015

Dear Stockholders,

Concurrent with the strategic and operational initiatives being directed by DMC’s management, the Board of Directors has been active monitoring the Company’s progress, mentoring the executive team and providing strategic guidance and feedback where appropriate.

Broadly speaking, the Board’s focus is divided among five areas: 1) Governance best practices, with appropriate attention to the Foreign Corrupt Practices Act (FCPA) and comparable anti-corruption laws in other countries given DMC’s global operations; 2) Safety and security, which is particularly relevant at DMC given the extensive use of explosives by both of its businesses 3) Risk assessment and mitigation, 4) Ensuring the integrity of our financial reports, and 5) Feedback and guidance on the strategic initiatives established by management.

During 2015 the executive team is implementing a series of these initiatives in its effort to improve operational efficiencies, reduce costs, expand geographic reach and strengthen the Company’s financial performance. At the Board level, the initiatives we are most closely monitoring are:

•	The opening of NobelClad’s new production facility in Liebenscheid, Germany and the consolidation of the business’ European cladding operations

•	The consolidation of DynaEnergetics’ North American manufacturing and distribution operations

•	The commercial start-up of DynaEnergetics’ shaped charge facility in Tyumen, Siberia

•
Ensuring that issues related to DMC’s tax structure, which led to a year-end restatement of past financial results, are fully corrected, and enhanced controls are in place to prevent a recurrence of any similar incidents

An important component of DMC’s growth strategy is the pursuit of attractive acquisition opportunities in the energy and industrial infrastructure sectors that could accelerate growth, diversify the Company’s revenue streams and leverage its global infrastructure. The Board is fully supportive of this strategy, and will closely examine any and all potential transactions for proper strategic fit, adequate value creation, and positive impact on DMC’s balance sheet and cash flow.

At this year’s Annual Meeting of Stockholders, two of our nine Directors will not stand for re-election: Bernard Hueber who served as a DMC director from 2000 to 2005 and again from 2006 until 2015; and Rolf Rospek, who has been a Director since 2007. Both men provided the Board and the Company with invaluable expertise and guidance. We thank them for their distinguished service and wish them well in the future.

The enthusiasm conveyed about DMC’s future in Kevin’s Longe’s accompanying letter is shared by your Board of Directors. You can rest assured that both your Board and management team will continue to place their highest priority on one key objective: the enhancement of stockholder value.

Very faithfully yours,

Gerard E. Munera
Chairman

Safe Harbor Language
Except for the historical information contained herein, this letter contains forward-looking statements that involve certain known and unknown risks and uncertainties. Forward-looking statements include expectations about the opening of NobelClad’s new production facility in Liebenscheid, Germany; the consolidation of NobelClad’s European cladding operations; the consolidation of DynaEnergetics’ North American manufacturing and distribution operations; the commercial start-up of DynaEnergetics’ shaped charge facility in Tyumen, Siberia; ensuring that issues related to DMC’s tax structure are fully corrected, and controls are in place to prevent a recurrence of similar incidents; and the pursuit of attractive acquisition opportunities in the energy and industrial infrastructure sectors. The risks and uncertainties associated with these forward-looking statements include, but are not limited to: the success of NobelClad’s European consolidation efforts the effective startup of its new Liebenscheid facility; DynaEnergetics’ efforts to rationalize its North American manufacturing footprint; our efforts at the business and corporate levels to improve efficiencies and strengthen the Company; our ability to identify and complete attractive acquisitions and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2014.